Exhibit 23.1

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

September 4, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
USMetals, Inc.
Las Vegas, Nevada

To Whom It May Concern:

Silberstein Ungar, PLLC hereby consents to the use in the Form S-1, Registration Statement Under the Securities Act of 1933, filed by USMetals, Inc. of our report dated March 26, 2013, relating to the financial statements of USMetals, Inc. for the years ended September 30, 2012 and 2011 and for the period from May 3, 2000 (inception) to September 30, 2012.

Sincerely,

/s/ Silberstein Ungar, PLLC
Silberstein Ungar, PLLC

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